UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2009
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935	20-0467835
(Commission File Number)	(I.R.S. Employer
Identification No.)

5100 Tennyson Parkway
Suite 1200
Plano, Texas	75024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(972) 673-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 7.01. Regulation FD Disclosure
     On December 3, 2009, Denbury Resources Inc. (“Denbury”) issued a press release announcing, among other things, that it had: (i) entered into an agreement with a privately-owned company to purchase a 95% working interest in the Conroe Field located outside of Houston, Texas for approximately $430.7 million consisting of cash and shares of Denbury common stock; (ii) in a separate transaction, entered into a binding letter of intent with a different privately-owned company to sell its remaining Barnett Shale assets for $210 million (before closing adjustments); and (iii) been granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with its previously announced acquisition of Encore. A copy of the press release is attached hereto as Exhibit 99.1.
     As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.
Item 8.01 Other Events
     To the extent required, the information included in Item 7.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
          The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description of Exhibit
99.1	Denbury press release, dated December 3, 2009, “Denbury Agrees to Purchase Conroe Field and Sell Remaining Barnett Shale Assets”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: December 3, 2009	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President — Accounting

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Denbury press release, dated December 3, 2009, “Denbury Agrees to Purchase Conroe Field and Sell Remaining Barnett Shale Assets”